FORM OF ESCROW AND PLEDGE AGREEMENT

     THIS ESCROW AND PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement") is executed by and among AIRTECH International Corporation ("AIRTECH"), a Texas corporation, Interactive Technologies Corp., Inc., a Wyoming corporation ("ITC"), and Interwest Transfer Company, Inc. ("Escrow Agent") for the benefit of the sellers (the "Selling Shareholders") of certain shares (the "Tendered Shares") of the $0.0001 par value common stock (the "AIRTECH Common Stock") of AIRTECH.

                                    RECITALS:

A. In connection with the execution and delivery of this Agreement, ITC, AIRTECH and the Selling Shareholders are entering into a Stock Purchase Agreement, dated as of May 8, 1997 and a Restated and Amended Stock Purchase Agreement, dated as of August 1, 1997 (as amended or modified from time to time, the "Purchase Agreement"), pursuant to which, among other things, ITC shall sell, issue and deliver to the Selling Shareholders, and the Selling Shareholders shall purchase, accept and acquire from ITC, among other securities, their pro rata share of ITC's Senior Convertible Preferred 10% Debentures in the aggregate principal amount of $9,000,000 (the "Debentures").

B. In connection with such tender offer, the Selling Shareholders will tender the Tendered Shares to Escrow Agent to be held in trust pending the closing of the proposed transaction, and thereafter pending satisfaction in full of ITC's obligations under the Debentures.

C. To secure payment of the Debentures, ITC is, among other things, pledging the Tendered Shares to the respective Selling Shareholder tendering the same (each, together with its successors and assigns, the "Secured Party") and granting to the Secured Party a security interest in his Tendered Shares.

D. The execution and delivery of this Agreement is a condition precedent to the proposed purchase of the Debentures and ITC's other Securities by the Selling Shareholders.


                                    AGREEMENT

Each of the parties agrees as follows:

SECTION 1.  DELIVERY OF TENDERED SHARES.

     (a) The certificates representing the Tendered Shares (the "Certificates") shall be delivered to Escrow Agent by the Selling Shareholders at such time as they deliver their receipt and review of an effective Registration Statement (the "Prospectus") with respect to, and their acceptance of the offer of ITC to purchase the AIRTECH Common Stock upon the terms and conditions set forth in the Prospectus.

     (b) The Certificates, when delivered by the Selling Shareholders with their acceptances, shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Escrow Agent and ITC.

     (c) If less than 81% of the issued and outstanding shares (13,992,800 shares) of the AIRTECH Common Stock are tendered with an acceptance of ITC's offer prior to the passage of 20 days (the "Acceptance Period") following delivery of the Prospectus (as defined in the Prospectus), then, unless Escrow Agent shall have received written notice from both ITC and AIRTECH extending the Acceptance Period, Escrow Agent shall return the Certificates, together with all related endorsements, to the respective Selling Shareholders tendering the same.

     (d) If 81% or more of the issued and outstanding shares (_________ shares) of the AIRTECH Common Stock are tendered with an acceptance of ITC's offer prior to the passage of the Acceptance Period or any extension thereof, then the Certificates shall be held by Escrow Agent for the benefit of each Secured Party.




                                    28.2                                       1

SECTION 2.  ESCROW AGENT.

     (a) It is understood and agreed that the duties of Escrow Agent are entirely ministerial, being limited to receiving, holding, and performing any actions regarding Pledged Share Collateral in accordance with this Agreement.

     (b) Escrow Agent is not a party to, and is not bound by, any other agreement with respect to AIRTECH, ITC and the Selling Shareholders.

     (c) Escrow Agent acts hereunder as a "depository" only and is not responsible or liable, in any manner whatsoever, for the sufficiency, correctness, genuineness, or validity of any instrument deposited with it, or with the respect to the form or execution of the same, or the identity, authority, or rights of any person executing or depositing the same.

     (d) Escrow Agent shall not be required to take or be bound by any notice of any default of by any person, or to take any action with respect to such default involving any expense or liability, unless notice, in writing, is given to an officer of Escrow Agent of such default by a party entitled to give said notice and unless it is indemnified in the matter satisfactory to it against any expense or liability arising therefrom.

     (e) Escrow Agent shall not be liable for acting upon any notice, request, waiver. consent, receipt, or other paper or document believed by Escrow Agent to be genuine and to have been signed by the proper party or parties.

     (f) Escrow Agent shall not be liable for any error of judgement for or any act done or step taken or admitted by it, in good faith, or for any mistake of fact or law, or for anything that t may do or refrain from doing in connection therewith, except its own willful misconduct.

     (g) Escrow Agent may consult with legal counsel in the event of any dispute or question as to construction of the foregoing instructions or Escrow Agent's duties hereunder, and Escrow Agent shall no incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

     (h) In the event of any disagreement, default or dispute between AIRTECH, ITC and the Selling Shareholders, or any one of them, which might result in adverse claims and/or demands being made in connection with the Pledged Share Collateral involved herein or affected hereby, Escrow Agent's sole duties shall be to act in good faith and a commercially reasonable manner as to all parties. Specifically, Escrow Agent may file an interpleader action in the District Courts of the State of Utah in which it indicates that there is a dispute between the parties, it tenders the pledged collateral to the court, and asks the court to determine the proper ownership or disposition of the Pledged Share Collateral. Upon filing of said action and tendering of the Pledged Share Collateral, all duties, responsibilities, and liabilities of Escrow Agent under this Agreement shall be considered fully performed and cease to exist.

     (i) Until such time as Escrow Agent has received an advance of its estimated costs and attorney's fees to file any aforementioned interpleader action from AIRTECH, ITC, Selling Shareholders, or any one or more thereof, Escrow Agent, at its option, shall be entitled to refuse to comply with any claim or demand so long as such disagreement shall continue and, in so refusing, Escrow Agent shall not be or become liable to AIRTECH, ITC, Selling
Shareholders, or any one or more thereof for the failure or refusal to comply with such conflicting or adverse demands ad Escrow Agent shall be entitled to continue to so refrain and refuse to so act until:

        (A)  The  rights of   the adverse claimants have been fully  adjudicated
             in a court assuming and having jurisdiction of the parties and the pledged security affected hereby. and/or

        (B) All differences have adjusted by agreement and Escrow Agent having been notified thereof in writing signed by all of the parties interested.




                                    28.2                                       2

SECTION 3. GRANT OF SECURITY

     (a) ITC hereby pledges to each Secured Party, and hereby grants to each Secured Party a security interest in, all of ITC's right, title and interest in and to the following (the "Pledged Share Collateral"):

              (i) The Tendered Shares tendered by such Secured Party, as contemplated by Section 1 hereof, and all rights and powers of a shareholder arising in connection therewith, together with certificates representing all of such shares or other interests, and any interest of such ITC in the entries on the books of any financial intermediary pertaining to the Tendered Shares and all dividends, cash, options, warrants, rights, instruments and other property, or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the Tendered Shares;

              (ii) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Pledged Share Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

              (iii) all proceeds, products, rents and profits of or from any and all of the foregoing Pledged Share Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss with respect to any of the foregoing Pledged Share Collateral.

       For purposes of this Agreement, the term "Proceeds" shall have the meaning assigned that term under the Uniform Commercial Code of the State of Texas ("Code") or under other relevant law and, in any event, shall include, but not be limited to, any and all (i) proceeds of any insurance, indemnity, warranty or guaranty payable to ITC from time to time with respect to any of the Pledged Share Collateral, (ii) payments (in any form whatsoever) made or due and payable to ITC from time to time in connection with any requisition, confiscation, condemnation, seizure, forfeiture or other disposition of all or any part of the Pledged Share Collateral, whether voluntary or involuntary, and (iii) other amounts from time to time paid or payable under or in connection with any of the Pledged Share Collateral.

     (b) At the expense of ITC, ITC shall promptly execute and deliver all further instruments and documents, and take all further action, that the Secured Party in its sole discretion may determine to be reasonably necessary or convenient from time to time in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Share Collateral. Without limiting the generality of the foregoing, at the request of Secured Party, ITC shall:

              (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and

              (ii) appear in and defend any action or proceeding that may affect ITC's title to or Secured Party's security interest in all or any part of the Pledged Share Collateral.

     (c) ITC hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Pledged Share Collateral without the signature of ITC. ITC agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by ITC shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

     (d) ITC shall furnish to Secured Party from time to time statements and schedules further identifying and describing the Pledged Share Collateral and such other reports in connection with the Pledged Share Collateral as Secured Party may reasonably request, all in reasonable detail.



                                    28.2                                       3

SECTION 4.  SECURITY FOR OBLIGATIONS.

     This Agreement secures, and the Pledged Share Collateral is collateral security for, the prompt payment or performance in full when due (including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations of ITC arising out of or in connection with the Debentures.

SECTION 5.  NO ASSUMPTION.

     Notwithstanding any of the foregoing, this Agreement shall not in any way be deemed to obligate Secured Party, any purchaser at a foreclosure sale under this Agreement or any other person to assume any of ITC's obligations or other liabilities under the Debentures or the Purchase Agreement or under any and all other agreements now existing or hereafter drafted or executed in connection with the Debentures or the Purchase Agreement (collectively, the "ITC
Obligations") unless Secured Party, such purchaser or such other person otherwise expressly agrees to assume any or all of said ITC Obligations in writing. In the event of foreclosure by Secured Party, ITC shall remain bound and obligated to perform the ITC Obligations and neither Secured Party nor any other person shall be deemed to have assumed any of such ITC Obligations except as provided in the preceding sentence.

SECTION 6.  VOTING OF TENDERED SHARES.

     Unless an Event of Default (as defined in Section 12) has occurred and is continuing:

              (a) ITC shall be entitled to exercise any and all voting and other consensual rights pertaining to all or any part of the Tendered Shares for any purpose not inconsistent with the terms of this Agreement; and

              (b) The Secured Party shall execute and deliver, or cause to be executed and delivered, to ITC all proxies and other instruments reasonably requested by ITC for the purpose of enabling ITC to exercise the voting and other rights that it is entitled to exercise pursuant to this Section 5.

SECTION 7.  REPRESENTATIONS AND WARRANTIES.

     ITC represents and warrants that, upon delivery of the Tendered Shares pursuant to Section 1(d) hereof, and upon completion of the transactions contemplated by the Purchase Agreement:

              (a) ITC is the legal, record and beneficial owner of the Tendered Shares and, with respect to Pledged Share Collateral to be acquired, will be the legal, record and beneficial owner of the Pledged Share Collateral, in each case free and clear of any lien, except for the liens created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Pledged Share Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement.

              (b) This  Agreement  and the  delivery of the  Certificates  under
       Section 4 create a valid and perfected first priority lien on and security interest in the Pledged Share Collateral, enforceable against all third parties and securing the payment of the ITC Obligations, and all filings and other actions necessary or desirable to perfect and protect such liens and security interests have been duly made or taken.

              (c) All of the Certificates, instruments and other documents constituting, evidencing or representing Pledged Share Collateral have been duly delivered to Escrow Agent.

              (d) The Tendered Shares are, to the knowledge of ITC, duly authorized, validly issued, fully paid and non assessable and are owned beneficially and of record by ITC. AIRTECH does not have outstanding shares of its capital stock or other securities convertible or exchangeable into or exercisable for any shares of its capital stock, rights to subscribe for or to purchase, options for the purchase of, calls, commitments or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any of the foregoing.



                                    28.2                                       4

              (e) There is no agreement or arrangement restricting the voting or transfer of the Tendered Shares or the transfer of the other Pledged Share Collateral except as provided in this Agreement. There is no agreement or arrangements providing for the issuance of any shares of capital stock or other securities of AIRTECH.

              (f) There are no legal, contractual or other restrictions on the payment of dividends on any shares of the capital stock or securities of AIRTECH, except for restrictions imposed by statutory restrictions of general application.

              (g) No person is subject to any obligation or has any right, contingent or otherwise, to purchase, repurchase, redeem or otherwise acquire or retire any of the Tendered Shares.

              (h) There is no action against ITC that involves or affects or may involve or affect any of the Pledged Share Collateral.

              (i) The chief place of business, the chief executive office and the office where ITC keeps its records regarding the Pledged Share Collateral is, and has been for the four month period preceding the date hereof, located at the address specified therefor on the signature page hereof. ITC has not in the past done, and does not now do, business under any other name (including any trade name or fictitious business name).

              (j) All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of ITC with respect to the Pledged Share Collateral is accurate and complete in all material respects.

SECTION 8.  COVENANTS OF ITC.

     (a) AFFIRMATIVE COVENANTS. So long as any of the Debentures shall remain unpaid or unperformed, ITC shall do the following at its own expense:

              (i) Cause Escrow Agent to mark conspicuously each certificate evidencing or representing any of the Pledged Share Collateral, and at the request of the Secured Party, each of its records pertaining to the Pledged Share Collateral with a legend, in form and substance satisfactory to the Secured Party, indicating that the note, certificate, instrument or other document is subject to the security interests granted by this Agreement;

              (ii) deliver to Escrow Agent promptly upon receipt all notes, certificates, instruments and other documents constituting, evidencing or representing any of the Pledged Share Collateral duly endorsed or accompanied by instruments of transfer or assignment duly executed in blank, in each case with signatures guaranteed and otherwise in form and substance satisfactory to the Secured Party;

              (iii) execute and file such financing or continuation statements, and such amendments to those statements, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may request, in order to perfect and preserve the pledges, liens and security interests granted or purported to be granted by this Agreement;

              (iv) promptly notify the Secured Party and Escrow Agent of any lien or claim made or asserted against any of the Pledged Share Collateral and take all steps necessary or in the judgment of the Secured Party advisable to preserve rights against prior parties with respect to the Pledged Share Collateral;

              (v) furnish to the Secured Party and Escrow Agent from time to time statements and schedules further identifying and describing the Pledged Share Collateral and other reports in connection with the Pledged Share Collateral requested by the Secured Party, all in reasonable detail;

              (vi) advise the Secured Party and Escrow Agent promptly, in sufficient detail, of any substantial change in the Pledged Share Collateral, and of the occurrence of any event that could materially and adversely affect the value of the Pledged Share Collateral or the validity or priority of the security interest of the Secured Party in the Pledged Share Collateral;



                                    28.2                                       5

              (vii) comply with all regulations of each governmental body and all decisions, rulings, orders and awards of each arbitrator applicable to the Pledged Share Collateral or any part of the Pledged Share Collateral or to ITC;

              (viii) promptly pay and discharge before they become delinquent, all taxes assessed, levied or imposed upon or relating to, and all claims against the Pledged Share Collateral or ITC if the failure to so pay could adversely affect the value of the Pledged Share Collateral or the validity or priority of the security interest of the Secured Party in the Pledged Share Collateral except those contested in good faith and for which adequate reserves are maintained;

              (ix) permit representatives of the Secured Party and Escrow Agent, at any time during the normal business hours to inspect and make abstracts from ITC's records relating to the Pledged Share Collateral;

              (x) perform and observe all of the terms and provisions of the Pledged Share Collateral to be performed or observed by it, except as otherwise provided by law and maintain the Pledged Share Collateral in full force and effect;

              (xi) subject to Section 11, collect all amounts due or to become due to ITC under the Pledged Share Collateral and otherwise enforce its rights under and in respect of the Pledged Share Collateral; and

              (xii) furnish to the Secured Party promptly upon receipt copies of all notices, requests and other documents received by ITC under or in respect of the Pledged Share Collateral and from time to time (A) furnish to the Secured Party and Escrow Agent the information and reports regarding those obligations requested by the Secured Party and (B) at the request of the Secured Party, make the demands and requests for information or action that ITC is entitled to make under the Pledged Share Collateral

              (xiii) notify Secured Party and Escrow Agent of any change in ITC's name, identity or organizational structure within 15 days of such change;

              (xiv) give Secured Party and Escrow Agent 30 days' prior written notice of any change in ITC's chief place of business, chief executive office or residence or the office where ITC keeps its records regarding the Pledged Share Collateral; and

       (b) NEGATIVE COVENANTS. So long as any of the Debentures shall remain unpaid or unperformed, ITC shall not do any of the following without the prior written approval of the Secured Party:

              (i) transfer any of the Pledged Share Collateral, whether by operation of law or otherwise;

              (ii) create, incur, assume or suffer to exist any lien on or in respect of any of the Pledged Share Collateral except pursuant to this Agreement and the Debenture;

              (iii) use, store or keep any Pledged Share Collateral or records relating to Pledged Share Collateral in any location other than those expressly permitted by this Agreement; or

              (iv) take any action in connection with any Pledged Share Collateral that could materially and adversely affect the value of the Pledged Share Collateral or the validity or priority of the security interest of the Secured Party in the Pledged Share Collateral.

SECTION 10. PAYMENTS HELD IN TRUST.

     All payments, funds, instruments and other items received by ITC under or in respect of any Pledged Share Collateral shall be received in trust for the Secured Party, segregated from other funds of ITC and shall be promptly delivered to the Secured Party in the form received, together with all necessary endorsements.



                                    28.2                                       6

SECTION 11. GRANT OF POWER OF AUTHORITY.

     ITC, and its successors and assigns, hereby irrevocably constitutes and appoints Secured Party as its true and beneficial attorney, in its name, place and stead of ITC, with full power of substitution, after the occurrence and during the continuation of an Event of Default, to take any action and to make, execute, convert to, swear to, acknowledge, record and file any financing statements, certificates, instruments or other documents of any character that Secured Party may deem necessary or desirable fully to carry out the provisions of this Agreement, including, without limitation:

              (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Share Collateral;

              (ii) to receive, endorse and collect all instruments made payable to ITC representing any payment of profits, dividends or any other distribution in respect of any of the Pledged Share Collateral;

              (iii) to file any claims or take any action or institute any proceedings that Secured Party may deem reasonably necessary or desirable for the collection of any of the Pledged Share Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Pledged Share Collateral; and

              (iv) to do, at Secured Party's option and ITC's expense, at any time or from time to time, all acts and things that Secured Party deems reasonably necessary or convenient to protect, preserve or realize upon the Pledged Share Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as ITC might do.

SECTION 12. SECURED PARTY MAY PERFORM.

     If ITC fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the reasonable and customary expenses of Secured Party incurred in connection therewith shall be payable by ITC under Section 13.

SECTION 13. STANDARD OF CARE.

     (a) The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Share Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Share Collateral in its possession and the accounting for monies actually received by it hereunder, Secured Party shall have no duty as to any Pledged Share Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Share Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Share Collateral in its possession if such Pledged Share Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of a similar nature.

     (b) Whenever this Agreement or any other agreement contemplated hereby provides that Secured Party is permitted or required to make a decision in the "discretion" or the "sole discretion" of Secured Party, Secured Party shall be entitled to consider only such interests and factors as it desires and Secured Party shall have no duty or obligation to give any consideration to any interest of or factors affecting the Purchaser, ITC or any other person.

SECTION 14. REMEDIES.

     (a) In the event of default in the payment of any of the Debentures (each an "EVENT OF DEFAULT"), Secured Party in its sole discretion may exercise in respect of the Pledged Share Collateral, in addition to all other rights and remedies provided for herein. or otherwise available to it, all the rights and remedies of a secured party on default under the Code as in effect in any relevant jurisdiction (the "UCC") (whether or not the UCC applies to the affected Pledged Share Collateral), and Secured Party may also in its sole discretion, without notice except as specified below or as required by applicable law sell the Pledged Share Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future


                                    28.2                                       7
delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Share Collateral. Secured Party or any other person may be the purchaser of any or all of the Pledged Share Collateral at any such sale and Secured Party, for itself or on behalf of any other person, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Share Collateral sold at any such public sale, to use and apply any of the Debentures as a credit on account of the purchase price for any Pledged Share Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of ITC, and ITC hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. ITC agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to ITC of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Share Collateral regardless of whether notice of sale has been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. ITC hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Share Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Share Collateral to more than one offeree.

     (b) ITC recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Share Collateral conducted without prior registration or qualification of such Pledged Share Collateral under the Securities Act and such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Share Collateral for their own account, for investment and not with a view to the distribution or resale thereof. ITC acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, ITC agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Share Collateral for the period of time necessary to permit the Purchaser to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if the Purchaser would, or should, agree to so register it.

SECTION 15. APPLICATION OF PROCEEDS.

     Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Share Collateral may, in the discretion of Secured Party, be held by Secured Party as Pledged Share Collateral for, or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Debentures in the following order of priority:

              (i) to pay or reimburse in full the costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other costs, expenses, obligations and other liabilities incurred or paid by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of ITC, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 13;

              (ii) to pay all other Obligations (for the ratable benefit of the holders thereof) and thereafter in such order as Secured Party shall elect; and(iii) to pay to or upon the order of ITC, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, the balance of the proceeds.



                                    28.2                                       8

SECTION 16. INDEMNITY AND EXPENSES.

     (a) ITC shall indemnify Secured Party and its Related Persons (collectively, the "Indemnified Persons") against all losses, costs, expenses (including attorneys' fees and expenses), judgments, fines, amounts paid in settlement and other liabilities incurred, suffered or paid by the Indemnified Person (collectively, "Indemnified Expenses") in connection with any threatened, pending or completed claim, action, suit, complaint, investigation, inquiry or other proceeding, whether civil, criminal, administrative or investigative, which is or was brought or threatened against any Indemnified Person by reason of or in connection with actions taken or omitted to be taken by one or more Indemnified Persons in the performance of the exercise of the rights and powers or performance of the obligations of Secured Party under this Agreement or otherwise in connection with this Agreement, except that ITC shall have no liability under this Section 14 with respect to any Indemnified Expense to the extent the liability results from the fraud, gross negligence, willful misconduct or bad faith of the Indemnified Person, as determined by a final judgment or final adjudication. For purposes of this Agreement, the term "Related Persons" means, with respect to any person, any other person that directly or indirectly controls or is controlled by or is under common control with the specified person and the direct or indirect controlling persons, principals, partners, trustees, stockholders, officers, directors, employees, independent contractors and agents for or of any of the foregoing.

     (b) To the fullest extent permitted by law ITC shall, from time to time, advance Indemnified Expenses to an Indemnified Person prior to the final disposition of the Action upon receipt by ITC of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in this
Section 14.

     (c) ITC shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with
(i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Share Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by ITC to perform or observe any of the provisions hereof.

SECTION 17. CONTINUING SECURITY INTEREST; TRANSFER OF OBLIGATIONS.

     (a) ITC agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of ITC Obligations. This Agreement shall create a continuing security interest in the Pledged Share Collateral and shall
(i) remain in full force and effect until the indefeasible payment in full of ITC Obligations, (ii) be binding upon ITC, its successors and assigns, and (iii) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns.

     (b) Upon the indefeasible payment in full of all Debentures, the payment in full of all ITC Obligations, including without limitation all obligations of ITC to secured party hereunder, the security interest granted hereby shall terminate and all rights to the Pledged Share Collateral shall revert to ITC. Upon any such termination, Secured Party shall, at ITC's expense, execute and deliver to ITC such documents as ITC shall reasonably request to evidence such termination.

SECTION 18.  NOTICES.

     All notices, requests and other communications to any party or under this Agreement shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgment of delivery is received



                                    28.2                                       9

SECTION 19. NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

     (a) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law

     (b) in view of the uniqueness of the transactions contemplated hereby, neither of the parties would have an adequate remedy at law for money damages in the event that this Agreement is not performed in accordance with its terms, and therefore each of the parties agree that the other party shall be entitled to specific enforcement of the terms of this Agreement in addition to any other remedy to which it may be entitled, at law or in equity.

SECTION 20. AMENDMENTS, ETC.

     No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

SECTION 21. SUCCESSORS AND ASSIGNS.

     (a) Purchaser may assign its rights and delegate its obligations under this Agreement; such assignee shall accept those rights and assume those obligations for the benefit of the other party in writing in form reasonably satisfactory to the other party. Thereafter, without any further action by any person, all references in this Agreement to 'Purchaser", and all comparable references, shall be deemed to be references to the transferee, but Purchaser shall not be released from any obligation or liability under this Agreement.

     (b) Except as provided in Section 23(a), no party may assign its rights under this Agreement. Any delegation in contravention of this Section shall be void AB INITIO and shall not relieve the delegating party of any obligation under this Agreement.

     (c) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

SECTION 22. GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah. All rights and obligations of the parties shall be in addition to and not in limitation of those provided by applicable law.

SECTION 23. COUNTERPARTS; EFFECTIVENESS.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

SECTION 24. SEVERABILITY OF PROVISIONS.

     Any provision of this Agreement, that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

SECTION 25. HEADINGS AND REFERENCES.

     Section headings in this Agreement are included in this Agreement for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties and sections in this Agreement are references to the parties to or the sections of this Agreement, as the case may be, unless the context shall require otherwise.



                                    28.2                                      10

SECTION 26. ENTIRE AGREEMENT.

     Except as otherwise specifically provided in this Section, this Agreement embodies the entire agreement and understanding of the respective parties and supersede all prior agreements or understandings with respect to the subject matters of those documents. ITC and the Secured Party shall remain subject to the other Transaction Documents and paragraphs (1) through (3), inclusive, of the letter agreement between ITC and the Secured Party in accordance with the terms thereof.

SECTION 27. SURVIVAL.

     Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party this Agreement contained in or made pursuant to this Agreement shall survive each Closing and remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under this Agreement.

SECTION 28. EXCLUSIVE JURISDICTION.

     Each of AIRTECH, ITC and Secured Party (1) agrees that any legal action with respect to this Agreement shall be brought exclusively in the courts of Utah, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any legal action in those jurisdictions; PROVIDED, HOWEVER, that each of AIRTECH, ITC and Purchaser may assert in any other jurisdiction or venue each mandatory defense, third party claim or similar claim that, if not so asserted in such Action, may not be asserted in an original legal action in the courts referred to in clause (1) above.

SECTION 29. WAIVER OF JURY TRIAL.

     Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Action shall be tried before a court and not before a jury.

IN WITNESS WHEREOF, the undersigned have executed this Stock Pledge Agreement as of the date first above written in _________________



                                        ESCROW AGENT:

                                        INTERWEST TRANSFER, INC.



                                        By: ______________________________
                                        Name:
                                        Title:
                                        Address:  Interwest Transfer Company
                                                  1981 East 4800 South
                                                  Ste. 100
                                                  Salt Lake City, Utah   84117


                                        INTERACTIVE TECHNOLOGIES
                                        CORP., INC.

                                        By:_____________________________


                                        AIRTECH INTERNATIONAL CORPORATION



                                        By:_____________________________




                                     28.2                                     11